           Proxy Statement Pursuant to Section 14(a) of the Securities

                     Exchange Act of 1934 (Amendment No. __)

         Filed by the registrant |X|
         Filed by a party other than the registrant | |
         Check the appropriate box:

         |_| Preliminary proxy statement
         |X| Definitive proxy statement
         |_| Definitive additional materials
         |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


 Take-Two Interactive Software, Inc.
                   (Name of Registrant as Specified in Its Charter)

Board of Directors of Take-Two Interactive Software, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
             (1) Title of each class of securities to which transaction applies:


             (2) Aggregate number of securities to which transaction applies:


             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

             (4) Proposed maximum aggregate value of transaction:

             (5) Total Fee Paid:

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing party:

         (4) Date filed:

                                October 30, 2000

Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Take-Two Interactive Software, Inc. (the "Company") which will be held on Wednesday, November 29, 2000 at 10:00 A.M. local time at 575 Broadway, New York, New York 10012.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

         Your Board of Directors unanimously believes that the election of the nominees as directors and the approval of an amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the foregoing proposals on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10004.

         Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.

                                                     Sincerely yours,



                                                     Ryan A. Brant
                                                     Chief Executive Officer

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                  575 Broadway
                            New York, New York 10012

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, NOVEMBER 29, 2000

                              --------------------

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of Take-Two Interactive Software, Inc. (the "Company") will be held on Wednesday, November 29, 2000, at 10:00 A.M. local time at 575 Broadway, New York, New York 10012, for the following purposes:

                  1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

                  2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 3,500,000 to 5,000,000; and

                  3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on October 27, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Ryan A. Brant
                                            Chief Executive Officer

October 30, 2000



-----------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                  575 Broadway
                            New York, New York 10012


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 29, 2000

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, November 29, 2000, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about October 30, 2000.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are: 575 Broadway, New York, New York 10012, Telephone No.: (212) 334-6633.

         The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

Q.   What am I voting on?

A. - Election of six directors: Ryan A. Brant, Barry S. Rutcofsky, Oliver R. Grace, Jr., Kelly Sumner, Robert Flug and Don Leeds.

     - A proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 3,500,000 shares to 5,000,000 shares.

Q.   Who is entitled to vote?

A. Stockholders as of the close of business on October 27, 2000, are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held.


Q.   How do I vote?

A. You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the six directors and the approval of the proposal to amend the Company's 1997 Stock Option Plan. You have the right to revoke your proxy any time before the meeting by (1) notifying the Company's Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the Annual Meeting.

     You may also vote by telephone or via the Internet. See Voting by Telephone or via the Internet below for further details. Please note that there are separate telephone and Internet voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker.

Q.   How do I sign the paper proxy card?

A. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors
     Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all the owners.

Q.   What does it mean if I receive more than one proxy card?

A. It may mean that you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

Q.   Who will count the votes?

A. A Representative of American Stock Transfer & Trust Company will tabulate the votes and act as independent inspector of election.


Q.   What constitutes a quorum?

A. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of October 27, 2000, 31,253,156 shares of the Company's common stock were issued and outstanding.

Q.   How many votes are needed for approval of each item?

A. There are different vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees receiving the highest number of votes will be elected directors. Only votes cast for a nominee will be counted, except that a properly executed proxy that does not specify a vote with respect to the nominees will be voted for the nominees. Abstentions and broker non-votes (as described below) will have no effect on the election of directors.

     The proposal to amend the 1997 Stock Option Plan will be approved if the votes cast for the proposal exceed those cast against the proposal. Broker non-votes will not be counted as votes cast either for or against the proposals.

Q.   What is "broker non-vote"?

A. A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the broker has not received instructions from the beneficial owners of how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on October 27, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 31,253,156 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                     VOTING PROCEDURES AND PROXY INFORMATION

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of American Stock Transfer & Trust Company, the Company's transfer agent.

         In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Abstentions and broker non-votes will have no effect on the election of directors.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

Voting By Telephone Or Via The Internet

         For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 11:59 p.m. (EDT) on November 28, 2000. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

         For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with American Stock Transfer & Trust Company may vote telephonically by calling American Stock Transfer & Trust Company at 1-800-776-9437 or you may vote via the Internet at www.voteproxy.com.

         The telephone and Internet voting procedures are designed to authenticate stockholders identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet through either American Stock Transfer & Trust Company or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                              ELECTION OF DIRECTORS

         At this year's Annual Meeting of Stockholders, six directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2001. It is the intention of the Board of Directors to nominate Ryan A. Brant, Barry S. Rutcofsky, Oliver R. Grace, Jr., Kelly Sumner, Robert Flug and Don Leeds as directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

         The Board of Directors recommends that stockholders vote FOR the election of the nominees.

         Following is information with respect to the nominees for directors:

         Ryan A. Brant, age 28, has been Chairman and Chief Executive Officer of the Company since its inception. Mr. Brant received a B.S. degree in Economics from the University of Pennsylvania's Wharton School of Business.

         Barry S. Rutcofsky, age 43, has been a director of the Company and Co-Chairman since July 2000. Mr. Rutcofsky was President of the Company from August 1999 to July 2000. Prior to joining the Company, Mr. Rutcofsky was a partner in the corporate department at the law firm of Tenzer Greenblatt LLP. Mr. Rutcofsky joined Tenzer Greenblatt LLP in April 1987. Mr. Rutcofsky received his law degree from Hofstra University in 1983.

         Oliver R. Grace, Jr., age 46, has been a director of the Company since April 1997. Mr. Grace, a private investor, has been the Chairman of the Board of Andersen Group, Inc., a dental products and video broadcasting equipment manufacturing company, since 1990. Mr. Grace has also been a director of Republic Automotive Parts, Inc., a distributor of replacement parts for the automotive aftermarket, since 1982. Mr. Grace is a general partner of Anglo American Security Fund, L.P., a private investment fund.

         Kelly Sumner, age 38, has been a director of the Company since December 1997. Mr. Sumner has been President of Take-Two Interactive Software Europe Limited, a subsidiary of the Company, since July 1997 and Vice President of International Operations of the Company since February 1999. From April 1993 to July 1997, Mr. Sumner was President and Chief Operating Officer of Gametek, Inc. From June 1979 to April 1993, Mr. Sumner was Managing Director of the UK subsidiary of Commodore Business Machines.

         Robert Flug, age 52, has been a director of the Company since February 1998. Mr. Flug has been the President and Chief Operating Officer of S.L. Danielle, a women's apparel company, since September 1987. Mr. Flug received a B.S. in Business Administration from New York University.

         Don Leeds, age 49, has been a director of the Company since October 2000. Mr. Leeds has been President and Chief Executive Officer of Ultimate Health Media, LLC, a private health products and services company, since May 2000. From June 1996 to January 2000, Mr. Leeds was President and director of Youth Stream Media Networks, Inc., a publicly traded company engaged in providing college media and marketing services. Prior thereto, from 1988 to May 1996, Mr. Leeds was a Managing Director of Veronis, Suhler & Associates, Inc., an investment bank focused on media and publishing companies.

         Following is information with respect to certain of the Company's executive officers:

         Paul Eibeler, age 45, has been President of the Company since July 2000. Prior to joining the Company, Mr. Eibeler was a consultant for Microsoft, Inc.'s X-Box launch team, as well as W-Trade, Inc., an online financial services provider, and Essential Realities, Inc. From 1998 to 1999 Mr. Eibeler served as Acclaim Entertainment's Executive Vice-President and General Manager. During the seven years prior to that, Mr. Eibeler held various executive positions with Impact, Inc., a leading supplier of licensed toys and school supplies. Mr. Eibeler received a B.A. degree from Loyola College in 1978.

         Larry Muller, age 42, has been Chief Operating Officer of the Company since July 2000. Mr. Muller served as Chief Financial Officer of the Company from January 1999 until April 2000. From December 1997 until January 1999, Mr. Muller was Chief Operating Officer and Chief Financial Officer of Jack of All Games, a subsidiary of the Company. Mr. Muller co-founded Alliance Distributors in 1989 and served as its Chairman and Chief Financial Officer until Alliance Distributors was acquired by the Company in December 1997. Mr. Muller received a B.A. in Economics from Stonybrook University in 1979.

         James H. David, Jr., age 35, has been Chief Financial Officer of the Company since April 2000. Prior to joining the Company, Mr. David was Chief Financial Officer of Motown Records from March 1996 to November 1998, at which time Motown was acquired by Universal Records. Thereafter, Mr. David was Vice-President of Finance for Universal-Motown Records. Prior to Motown, Mr. David held various positions at Ernst & Young, LLP for ten years. Mr. David is a Certified Public Accountant. Mr. David graduated from Villanova University with a BS in accounting

         Section 16 (a) Beneficial Ownership Reporting Compliance. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that all reporting persons required to file forms under the Securities Exchange Act of 1934 filed such reports, although Messrs. Brant, Muller and Rutcofsky did not file on a timely basis.

         Meetings of Directors and Committees. During the fiscal year ended October 31, 1999, the Board of Directors held seven meetings. The meetings were attended by all of the directors, either in person or by telephone, except that Neil Hirsch, a former director, attended fewer than 75% of the meetings held. In addition, the Board took other action by unanimous written consent. The Company has established a Compensation Committee and an Audit Committee of the Board of Directors. The function of the Compensation Committee of the Board of Directors is to review compensation policies and procedures of the Company, evaluate the Company's Executive Officers' compensation and make recommendations to the Board of Directors regarding executive compensation. The Audit Committee of the Board of Directors supervises the audit and financial procedures of the Company. Both the Compensation Committee and the Audit Committees are comprised of Messrs. Grace, Flug and Leeds. The Compensation Committee held two meetings during the fiscal year ended October 31, 1999. The Company does not have a nominating committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by the Company during the fiscal years ended October 31, 1997, 1998 and 1999 to its Chief Executive Officer and its four most highly compensated executive officers other than its Chief Executive Officer, each of whom was serving at the end of the fiscal year ended October 31, 1999 (the "Named Executives"):


                                                       Summary Compensation Table

                                                                                                                 Long-Term
                                                                                                                Compensation
                                                                 Annual Compensation                               Award
                                         ---------------------------------------------------------------        ------------

                                                                                                                 Securities
                                         Year Ended                                     Other Annual             Underlying
     Name and Principal Position         October 31,    Salary($)       Bonus($)      Compensation(1)            Options(#)
     ---------------------------         -----------    ---------       --------      ---------------            ----------
     Ryan A. Brant
     Chief Executive Officer........        1999          243,873         516,130(2)                             200,000(3)
                                            1998          158,667         218,785           ---                    ---
                                            1997          125,000             ---           ---                   50,000(3)

     Larry Muller
     Chief Financial Officer(4).....        1999          215,077         200,808(5)                              70,000(3)
                                            1998          161,933          25,122           ---                   20,000(3)

     Barbara A. Ras
     Chief Accounting Officer and
     Secretary......................        1999          135,000          15,000                                 20,000(3)
                                            1998          114,167             ---           ---                   30,000(3)
                                            1997          100,000          10,000           ---                   25,000(3)

     Kelly Sumner
     Vice President of
     International Operations.......        1999          230,892         120,269(5)                             125,000(3)
                                            1998          166,220         119,175           ---                  125,000(3)
                                            1997           43,447          51,106           ---                    ---

     Anthony R. Williams
     Co-Chairman(6).................        1999          240,000          55,000           ---
                                            1998          164,039             ---                                150,000(3)

      ------------
(1) The aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executives.
(2) Includes a one-time bonus of $342,130 representing the exercise price of options.
(3)  Represents shares underlying options.
(4) Mr. Muller joined the Company in December 1997. Mr. Muller became Chief Operating Officer in April 2000.
(5) Includes $94,500 representing the value of a restricted stock award of 12,500 shares.
(6) Mr. Williams joined the Company in February 1998. Mr. Williams resigned as Co-Chairman in June 2000.

         The following table sets forth information concerning options granted in the fiscal year ended October 31, 1999 to the Named Executives:

                                           Option Grants in Fiscal Year Ended October 31, 1999

                                                            Individual Grants
                              ------------------------------------------------------------------------------

                              Number of                                                                      Potential Realizable
                              Securities          Percent of Total                                           Value at Assumed
                              Underlying          Options Granted to         Exercise                        Annual Rates of Stock
                              Options             Employees in               Price             Expiration    Price Appreciation for
Name                          Granted (#)         Fiscal Year (%)            ($/Sh)               Date       Option Term (1)
----                          -----------         ------------------         --------          ----------    ----------------------

                                                                                                                5%($)        10%($)
                                                                                                                -----        ------

Ryan A. Brant............       100,000                 12.6                   6.25              12/6/03      172,626       381,569
                                100,000                                        6.75              7/30/04      186,490       412,094

Larry Muller.............        40,000                                        8.00              5/25/04       88,410       195,363
                                 20,000                                        8.00              8/24/04       44,205        94,682
                                 10,000                  4.4                  5.875              12/6/03       16,232        35,867

Barbara A. Ras...........         5,000                  1.3                  5.875              12/6/03        8,116        17,934
                                 15,000                                       8.125             10/18/04       33,672        74,406

Kelly Sumner.............        50,000                  7.9                   7.75              5/13/04      107,059       236,573
                                 75,000                                        7.75               6/7/04      160,589       354,859

     -------------------
     (1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

         The following table sets forth information concerning the value of options exercised during the fiscal year ended October 31, 1999 and the value of unexercised stock options held by the Named Executives as of October 31, 1999:

                 Aggregated Option Exercises and Year End Values

                                                          Number of Securities
                               Shares         Value              Underlying                  Value of Unexercised
                            Acquired on     Realized      Unexercised Options              In-the-Money Options
Name                        Exercise (#)       ($)           at October 31, 1999 (#)          at October 31, 1999 ($)*
----                        ------------    --------     ---------------------------     -----------------------------
                                                         Exercisable   Unexercisable     Exercisable     Unexercisable
                                                         -----------   -------------     -----------     -------------

Ryan A. Brant............      423,480      3,391,824      128,400       20,000            479,650           97,500

Larry Muller.............       16,667         91,044       60,000       13,333            142,500           69,165

Anthony R. Williams......            -              -       75,000       75,000            436,875          436,875

Barbara A. Ras...........       50,243        271,269       47,500       17,500            221,875           70,875

Kelly Sumner.............            -              -       62,500      187,500            327,969          656,094

*Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock, which was $10.375 on October 31, 1999.

Director Compensation

         Non-employee directors do not receive cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors are eligible to receive options under the Company's 1997 Stock Option Plan.

Employment Agreements

         We entered into an employment agreement, as amended, with Ryan A. Brant for a five-year term commencing August 1998, which provides that Mr. Brant is entitled to receive a base salary of $400,000 and a bonus based on our financial performance.

         We entered into an employment agreement, as amended, with Larry Muller for a three-year term commencing January 29, 1998. The agreement provides that Mr. Muller is entitled to receive a base salary of $270,000 and a bonus based on our financial performance.

         Take-Two Interactive Software Europe Limited, our subsidiary, entered into an employment agreement, as amended, with Kelly Sumner. The agreement provides that Mr. Sumner is entitled to an annual salary of $233,000 and a bonus based on financial performance.

         We entered into an employment agreement with Barry S. Rutcofsky for a three-year term commencing July 1999, which provides that Mr. Rutcofsky is entitled to receive a base salary of $250,000 and a bonus based on our financial performance. Mr. Rutcofsky also received options to purchase 250,000 shares of Common Stock.

         We entered into an agreement with Paul Eibeler for a three-year term commencing July 2000, which provides that Mr. Eibeler is entitled to receive a base salary of $275,000 and a bonus based on our financial performance. Mr. Eibeler also received options to purchase 275,000 shares of common stock.

         We entered into an agreement with James H. David, Jr., which provides that Mr. David is entitled to receive a base salary of $180,000 and a bonus based on our financial performance. Mr. David also received options to purchase 50,000 shares of common stock.

         All of the employment agreements provide that if the employment agreement is terminated under certain circumstances, including in the event of a change of control, the executive will be entitled certain severance compensation. The employment agreements also contain confidentiality and non-competition provisions.

Compensation Committee Interlocks And Insider Participation

         The Company has a Compensation Committee of the Board of Directors comprised of non-employee directors and currently consisting of Messrs. Grace, Flug and Leeds. Decisions as to executive compensation are made by the Board of Directors, primarily upon the recommendation of such Committee. The Board of Directors which includes such individuals has not modified or rejected any recommendations of the Compensation Committee as to the compensation of the Company's executive officers. During the fiscal year ended October 31, 1999, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of whose officers serves on the Company's Board of Directors or Compensation Committee.

Report On Executive Compensation

         As noted above, compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the Compensation Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above.

         Base Salary. Compensation for executive officers consists of base salary, bonus and stock option awards. The base salary of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company. The Compensation Committee reviews the salary of executive officers for reasonableness based on job responsibilities and a limited review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining the base salaries of the Company's executives, the Committee considered the Company's significant and rapid growth. Salaries are reevaluated by the Committee each year to determine whether such salaries are reasonable in light of each executive's expected duties.

         Bonuses. Bonuses for the Company's executive officers are not determined through the use of specific criteria. Rather, the Committee bases bonuses on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements. In determining the amount of bonuses awarded, the Committee considers the Company's revenues and profitability for the applicable period and each executive's contribution to the success of the Company. The Company's executive officers received bonuses which were deemed appropriate based upon the Company's operating results during the fiscal year.

         Stock Options. Stock option awards under the Company's Employee Stock Option Plan are intended to attract, retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards was determined by the Committee on an informal basis. The Committee's determination as to the size of actual awards to individual executives was subjective, after taking into account the relative responsibilities and contributions of the individual executives. The number or value of options or "restricted stock" currently held by an executive is not taken into account in determining the number of stock options granted.

         In reviewing Mr. Brant's performance and determining compensation, the Committee considered the Company's overall performance, including earnings per share, revenue growth and the significantly expanded global scope of the Company's operations. Mr. Brant's base salary, bonus and stock option awards for the year ended October 31, 1999 were based on the Company's overall performance, with no component of such compensation based on any particular measure of performance.

                                                COMPENSATION COMMITTEE

                                                Oliver Grace, Jr.
                                                Robert Flug
                                                Don Leeds

                             STOCK PERFORMANCE GRAPH

     The following line graph compares, from April 14, 1997, the first day on which the Company's Common Stock was publicly traded, through October 31, 1999, the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the stocks comprising the NASDAQ Market Value Index and the stocks comprising a Peer Group Index consisting of 3D0 Company, Acclaim Entertainment, Activision, Inc., Egames, Inc., Eidos PLC, Electronic Arts, Inc., GT Interactive Software, Interplay Entertainment, Midway Games and THQ Inc. The comparison assumes $100 was invested on April 14, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all cash dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. Historical stock price is not necessarily indicative of future stock price performance.


                                             4/14/97         10/31/97         10/31/98          10/31/99
                                             -------         --------         --------          --------
Take-Two Interactive Software, Inc.          $100.00         $114.89           $110.64          $176.60
NASDAQ Market Value Index                    $100.00         $133.33           $134.80          $249.70
Peer Group Index                             $100.00         $127.35           $144.00          $237.68

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date, relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executives who is currently serving as an executive and (iv) all directors and executive officers of the Company as a group.

                                                         Number of Shares               Percentage of Outstanding
     Name and                                            of Common Stock                      Common Stock
     Address of Beneficial Owner(1)                   Beneficially Owned(2)                Beneficially Owned
     ------------------------------                   ---------------------                ------------------

     Peter M. Brant(3).................                       2,948,749                            9.4%

     Broadband Solutions, Inc.(4)......                       2,123,686                            6.8

     Oliver R. Grace, Jr.(5)...........                         781,338                            2.5

     Ryan A. Brant.....................                         661,184                            2.1

     Larry Muller(6)...................                         214,897                             *

     Robert Flug(7)....................                         110,000                             *

     Kelly Sumner(8)...................                         254,400                             *

     Barry S. Rutcofsky(9).............                         176,666                             *

     Don Leeds(10).....................                          12,500                             *

     All directors and executive officers as
     a group (nine persons)(11)                               2,302,651                            7.2%

     ------------
* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 575 Broadway, New York, New York 10012.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this proxy statement, have been exercised.

(3) Includes 1,941,930 shares of Common Stock held by Brant Allen Industries Incentive Profit Sharing Plan, of which Peter M. Brant is a trustee.

(4) According to a Schedule 13G filed by Broadband Solutions, Ramy Weitz and Guy Poran have shares voting and dispositive power over the shares held. The address of Broadband Solutions is P.O. Box 3340, Tortola, British Virgin Islands.

(5) Includes: (i) 653,678 shares of Common Stock owned of record by Anglo American Security Fund, L.P. ("Anglo American"), of which Mr. Grace is a general partner, (ii) 17,960 shares of Common Stock issuable upon the exercise of options owned by Anglo American, (iii) 88,913 shares of Common Stock owned by an affiliated entity and (iv) 20,787 shares of Common Stock issuable upon the exercise of options owned by Mr. Grace.

(6) Includes 83,855 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(7) Includes 48,500 shares of Common Stock held by S.L. Danielle, Inc. and 10,000 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(8) Includes 241,900 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(9) Represents 176,666 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(10) Represents 12,500 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(11) Includes currently exercisable options to purchase an aggregate of 744,247 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our principal executive and administrative office, located at 575 Broadway, New York, New York, is approximately 13,300 square feet of office space under a five-year lease with 575 Broadway Corporation, a company controlled by Peter M. Brant, the father of Ryan A. Brant. We pay rent of $410,000 per annum. We believe that the terms of the lease are no less favorable than those that could have been obtained from an unaffiliated party.

                                   PROPOSAL I

                 AMENDMENT OF 1997 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                 ISSUANCE THEREUNDER FROM 3,500,000 TO 5,000,000

         At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 3,500,000 to 5,000,000.

         The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Stock Option Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Stock Option Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel and maintain current key employees.

Summary of the 1997 Stock Option Plan

         In January 1997, the stockholders of the Company approved the 1997 Stock Option Plan, as adopted by the Board of Directors, and as amended in April 1998 and April 1999, pursuant to which officers, directors, employees and consultants of the Company are eligible to receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 3,500,000 shares of Common Stock. As of October 27, 2000, no options were available for grant pursuant to the 1997 Stock Option Plan.

         The 1997 Stock Option Plan provides that the exercise price of each incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% in the case of stockholders who own more than 10% of the outstanding Common Stock), and requires that options expire not later than the tenth anniversary of the date of grant (the fifth anniversary in the case of stockholders who own more than 10% of the outstanding Common Stock). With certain limited exceptions, in the event that an option holder ceases to be employed by the Company or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the 1997 Stock Option Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any calendar year cannot exceed $100,000.

         The 1997 Stock Option Plan requires that the exercise price of all non-qualified stock options be at least equal to 100% of the fair market value of the Common Stock on the date of grant, provided that non-qualified options may be issued at a lower exercise price (but in no event less than 85% of fair market value) if the net pre-tax income of the Company in the full fiscal year immediately preceding the date of grant exceeded 125% of the mean annual average net pre-tax income of the Company for the three fiscal years immediately preceding such year. Non-qualified options must have an expiration date not later than the eighth anniversary of the date of the grant. With certain limited exceptions, in the event that the option holder ceases to be associated with the Company or engages in or becomes involved with any business similar to that of the Company, such option holder's non-qualified options immediately terminate.

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan

         The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

         1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

         If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above,
(i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

         Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified and Non-Plan Stock Options."

         2. Non-Qualified and Non-Plan Stock Options. With respect to Non-Qualified and Non-Plan Stock Options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

         The approval of the proposed amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

          The Board believes that the Proposed Amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the Amendment to the 1997 Stock Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.

                              INDEPENDENT AUDITORS

         PriceWaterhouseCoopers LP are the Company's independent auditors who reported on the financial statements of the Company for the fiscal years ended October 31, 1997, 1998 and 1999. It is currently anticipated that PriceWaterhouseCoopers LP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending October 31, 2000.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2001 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 31, 2000 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED OCTOBER 31, 1999 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON OCTOBER 27, 2000. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                  575 BROADWAY
                            NEW YORK, NEW YORK 10012
             ATTENTION: JAMES H. DAVID, JR., CHIEF FINANCIAL OFFICER

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                     By order of the Board
                                                     of Directors,


                                                     Ryan A. Brant
                                                     Chief Executive Officer

October 30, 2000